EXHIBIT 5



                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151




                                                 June 26, 1998





FOCUS Enhancements, Inc.
142 North Road
Sudbury, Massachusetts 01776

Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") to which this opinion is an exhibit, to be filed by FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed public offering by Digital Vision, Inc. (the "Selling Stockholder") of a total of 350,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"), issued to the Selling Stockholder in connection with the purchase by the Company of certain assets from the Selling Stockholder on March 31, 1998.

         We have acted as counsel to the Company in connection with the preparation of the S-3 Registration Statement, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon certificates of public officials and upon facts certified to us by officers of the Company. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

FOCUS Enhancements, Inc.
June 19, 1998
Page 2


         Based upon the foregoing, we are of the opinion that the Company has corporate power adequate for the issuance of the Shares issuable in the manner set forth in the S-3 Registration Statement and offered pursuant to the S-3 Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                                  Very truly yours,



                                                  /s/ SULLIVAN & WORCESTER LLP
                                                  SULLIVAN & WORCESTER LLP